Exhibit 99

MGM RESORTS INTERNATIONAL REPORTS FIRST QUARTER RESULTS

Las Vegas, Nevada, May 3, 2012 — MGM Resorts International (NYSE: MGM) today reported its first quarter 2012 results. The current year quarter included the results of MGM China Holdings, Limited (“MGM China”) on a consolidated basis. Key results for the first quarter of 2012 include the following:

•                  Consolidated net revenue increased 51% to $2.3 billion; excluding MGM China, net revenue increased 5% compared to the prior year quarter;

•                  Consolidated operating income was $193 million compared to $170 million in the first quarter of 2011;

•                  Net loss per share attributable to MGM Resorts was $0.44 compared to a loss of $0.18 per share in the prior year first quarter — affected by certain items as discussed further below;

•                  Rooms revenue for the Company’s wholly owned domestic resorts increased 3% compared to the prior year quarter with a 4% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;

•                  The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA(2) of $321 million, a 7% increase compared to the prior year quarter and was affected by a lower than normal table games hold percentage in both periods;

•                  MGM China reported Adjusted Property EBITDA of $165 million, which included $12 million of branding fee expense; excluding branding fees, Adjusted Property EBITDA increased 21% over the prior year quarter; and

•                  CityCenter’s Adjusted Property EBITDA for resort operations was $32 million and was negatively affected by a significantly lower than normal current quarter table games hold percentage.

“We continue to see growth across our domestic business fundamentals with revenues, casino volumes, REVPAR and Adjusted EBITDA all increasing year over year, while MGM China continues to report strong results,” said Jim Murren, MGM Resorts International Chairman and CEO.  “Our forward booking pace remains strong, M life is further enhancing its capabilities, we continue to focus on online and social media initiatives, and are finalizing our build out for MGM Macau and our future Cotai plans.”

Certain Items Affecting First Quarter Results

In addition to the consolidation of MGM China, the following table lists items which affect the comparability of the current and prior year quarterly results (approximate impact on loss per share attributable to MGM Resorts, net of tax; negative amounts represent charges to income):

Three months ended March 31,	2012	2011
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	$(0.01)	$(0.02)
Loss on retirement of long-term debt	(0.08)	—
Income tax provision:
MGM China shareholder dividend tax	(0.05)	—
Valuation allowance	(0.21)	—

The Company recorded a provision for income taxes of $27 million in the current year quarter compared to a benefit of $55 million in the prior year quarter. The current quarter provision was affected by a valuation allowance for a portion of U.S. deferred tax assets and a tax provision of $44 million related to a tax on the MGM China dividend.  The MGM China dividend tax will be due if an anticipated annual fee arrangement with the Macanese government, similar to those in place with other operators in the market, is not in place prior to June 30, 2013.

The Company recognized a loss on retirement of debt of $59 million in the current year first quarter related to the amendment and restatement of the Company’s senior credit facility and the repayment of non-extending term loans as discussed further below.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 9% compared to the prior year quarter. Total table games volume increased 5% compared to the prior year period. The overall table games hold percentage in the first quarter of 2012 was 18.7% compared to 17.7% for the first quarter of 2011, in each case below the low end of the Company’s normal range of 19% to 23%. Slots revenue increased 7% compared to the prior year quarter.

Rooms revenue increased 3% with Las Vegas Strip REVPAR up 4%.  The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended March 31,	2012	2011
Occupancy %	90%	87%
Average Daily Rate (ADR)	$131	$130
Revenue per Available Room (REVPAR)	$117	$112

Operating income for the Company’s wholly owned domestic resorts for the first quarter of 2012 was $195 million, a 20% increase compared to the first quarter of 2011.  Adjusted Property EBITDA for wholly owned domestic resorts increased 7% to $321 million for the first quarter of 2012.

MGM China

The following are the key first quarter results for MGM China:

•                  MGM China earned net revenue of $702 million, an 18% increase over the prior year quarter.  The increase was driven by year-over-year increases in volume measures for VIP table games, main floor table games, and slots of 6%, 13% and 27%, respectively. VIP table games hold percentage was 3.2% in the current year quarter and 2.9% in the prior year quarter; and

•                  MGM China’s operating income was $68 million and Adjusted Property EBITDA was $165 million, which included $12 million of branding fee expense. Excluding branding fees, Adjusted Property EBITDA increased 21% over MGM Macau’s prior year first quarter results.

MGM China completed its initial public offering of shares on The Stock Exchange of Hong Kong Limited on June 3, 2011 and the Company acquired an additional 1% interest in MGM China, which owns the MGM Macau resort and casino. This acquisition increased the Company’s ownership interest to 51% and, as a result, the Company began consolidating MGM China as of June 3, 2011. Prior to June 3, 2011, the results of MGM Macau were accounted for under the equity method of accounting.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates:

Three months ended March 31,	2012	2011
	(In thousands)
CityCenter	$(18,573)	$(5,823)
MGM Macau	—	61,680
Other	5,264	7,486
	$(13,309)	$63,343

Results for CityCenter Holdings, LLC for the first quarter of 2012 include the following (see schedules accompanying this release for further detail on CityCenter’s first quarter results):

•                  Net revenue from resort operations decreased to $234 million compared to $263 million in the prior year quarter;

•                  Adjusted Property EBITDA from resort operations was $32 million compared to $64 million in the prior year quarter;

•                  Aria’s table games hold percentage was significantly below the low end of its normal range in the current year quarter and above the high end in the prior year quarter.  Table games hold percentage for the first quarter of 2012 was 16.0% compared to 27.4% for the prior year quarter.  The effect of the change in hold percentage compared to the prior year quarter to net revenue and Adjusted Property EBITDA was approximately $33 million and $26 million, respectively; and

•                  Aria’s occupancy percentage was 86% and its ADR was $205, resulting in REVPAR of $177, a 3% increase compared to the prior year first quarter.

Financial Position

The Company’s cash balance at March 31, 2012 was $1.6 billion, which included approximately $575 million of cash and cash equivalents related to MGM China.  MGM China paid a $400 million dividend in March 2012, of which approximately $204 million remained within the consolidated Company and approximately $196 million was distributed to noncontrolling interests.

At March 31, 2012, the Company had approximately $13.4 billion of indebtedness, including $1.3 billion of borrowings outstanding under its senior credit facility and $552 million related to the MGM China credit facility.

During the first quarter of 2012 the Company completed the following financing transactions:

•                  In January, issued $850 million of 8.625% senior notes due 2019, for net proceeds to the Company of approximately $836 million;

•                  In February, amended and restated its senior credit facility such that loans and revolving commitments aggregating approximately $1.8 billion were extended to February 2015; and

•                  In March, the Company issued $1.0 billion of 7.75% senior notes due 2022, for net proceeds to the Company of approximately $986 million. A portion of the proceeds from the issuance were used to repay the remaining non-extending term loans under the senior credit facility.

At March 31, 2012, the Company’s senior credit facility consisted of approximately $820 million in term loans and a $1.3 billion revolver (approximately $360 million of which has not been extended and matures in February 2014) and had approximately $855 million of available borrowing capacity. Interest on the extending loans is subject to a LIBOR floor of 1% and a pricing grid based upon collateral coverage levels. The interest rate on extending loans was 6% at March 31, 2012 and has subsequently reduced to 5%. Interest on non-extending revolving loans remains at 7%.

“The positive trends we experienced throughout 2011 continued into the first quarter. However, our financial results were negatively impacted by our table games hold percentage.  Had we held at the midpoint of our normal range at our wholly owned resorts and at Aria our total Adjusted Property EBITDA would have increased by approximately $32 million,” said Dan D’Arrigo, MGM Resorts International Executive Vice President, CFO and Treasurer. “In addition, we continue to take steps to improve our financial profile.  During the first quarter we issued $1.85 billion in long term senior notes and successfully completed an amendment and extension of our senior credit facility, both at progressively lower rates.”

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the investors section or by calling 1-877-355-2280 for domestic callers and 1-706-634-6528 for international callers.  The conference call access code is 71146564.  A replay of the call will be available through Thursday, May 10, 2012. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 71146564. The call will also be archived at www.mgmresorts.com.

(1)           REVPAR is hotel Revenue per Available Room.

(2)           “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, and property transactions, net.  “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted Property EBITDA for MGM China.  Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, pre-opening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (Loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage.  In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging

MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements involving risks and/or uncertainties, including those described in the company’s public filings with the Securities and Exchange Commission.  We have based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding future operating results. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports).  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

MGM RESORTS CONTACTS:
Investment Community	News Media
DANIEL D’ARRIGO	ALAN M. FELDMAN
Executive Vice President, CFO & Treasurer	Senior Vice President of Public Affairs
(702) 693-8895	(702) 891-1840 or afeldman@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Revenues:
Casino	$1,335,034	$590,220
Rooms	393,620	368,337
Food and beverage	372,953	336,824
Entertainment	120,400	119,593
Retail	46,624	46,150
Other	113,123	114,223
Reimbursed costs	90,539	86,288
	2,472,293	1,661,635
Less: Promotional allowances	(184,703)	(148,784)
	2,287,590	1,512,851
Expenses:
Casino	867,474	350,765
Rooms	126,155	116,986
Food and beverage	211,639	198,248
Entertainment	88,788	88,211
Retail	27,583	29,159
Other	86,222	78,297
Reimbursed costs	90,539	86,288
General and administrative	303,289	269,562
Corporate expense	42,260	36,485
Property transactions, net	917	91
Depreciation and amortization	236,809	152,397
	2,081,675	1,406,489

Income (loss) from unconsolidated affiliates	(13,309)	63,343

Operating income	192,606	169,705

Non-operating income (expense):
Interest expense	(284,342)	(269,914)
Non-operating items from unconsolidated affiliates	(26,866)	(40,290)
Other, net	(57,576)	(3,955)
	(368,784)	(314,159)

Loss before income taxes	(176,178)	(144,454)
Benefit (provision) for income taxes	(27,129)	54,583

Net loss	(203,307)	(89,871)
Less: net income attributable to noncontrolling interests	(13,946)	—
Net loss attributable to MGM Resorts International	$(217,253)	$(89,871)

Per share of common stock:
Basic:
Net loss attributable to MGM Resorts International	$(0.44)	$(0.18)

Weighted average shares outstanding	488,861	488,539

Diluted:
Net loss attributable to MGM Resorts International	$(0.44)	$(0.18)

Weighted average shares outstanding	488,861	488,539

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$1,634,892	$1,865,913
Accounts receivable, net	477,484	491,730
Inventories	110,674	112,735
Deferred income taxes	99,935	91,060
Prepaid expenses and other	270,692	251,282
Total current assets	2,593,677	2,812,720

Property and equipment, net	14,786,820	14,866,644

Other assets:
Investments in and advances to unconsolidated affiliates	1,589,915	1,635,572
Goodwill	2,897,049	2,896,609
Other intangible assets, net	4,965,587	5,048,117
Other long-term assets, net	557,980	506,614
Total other assets	10,010,531	10,086,912
	$27,391,028	$27,766,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$163,626	$170,994
Income taxes payable	62,179	7,611
Accrued interest on long-term debt	253,075	203,422
Other accrued liabilities	1,413,507	1,362,737
Total current liabilities	1,892,387	1,744,764

Deferred income taxes	2,471,425	2,502,096
Long-term debt	13,359,953	13,470,167
Other long-term obligations	176,028	167,027
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 488,917,278 and 488,834,773 shares	4,889	4,888
Capital in excess of par value	4,102,545	4,094,323
Retained earnings	1,764,136	1,981,389
Accumulated other comprehensive income	6,837	5,978
Total MGM Resorts International stockholders’ equity	5,878,407	6,086,578
Noncontrolling interests	3,612,828	3,795,644
Total stockholders’ equity	9,491,235	9,882,222
	$27,391,028	$27,766,276

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Bellagio	$284,347	$251,950
MGM Grand Las Vegas	232,480	225,130
Mandalay Bay	179,926	179,334
The Mirage	148,229	148,498
Luxor	81,926	79,775
New York-New York	70,624	64,977
Excalibur	62,724	61,032
Monte Carlo	64,907	62,586
Circus Circus Las Vegas	47,684	42,694
MGM Grand Detroit	150,587	143,911
Beau Rivage	86,651	81,120
Gold Strike Tunica	40,100	37,098
Other resort operations	29,413	28,325
Wholly owned domestic resorts	1,479,598	1,406,430
MGM China	702,090	—
Management and other operations	105,902	106,421
	$2,287,590	$1,512,851

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Bellagio	$70,444	$53,901
MGM Grand Las Vegas	37,325	36,868
Mandalay Bay	38,814	36,444
The Mirage	27,419	32,399
Luxor	18,364	20,114
New York-New York	24,313	21,128
Excalibur	14,179	16,142
Monte Carlo	14,996	13,760
Circus Circus Las Vegas	5,141	4,573
MGM Grand Detroit	42,239	43,533
Beau Rivage	17,050	13,136
Gold Strike Tunica	11,580	9,448
Other resort operations	(892)	(1,484)
Wholly owned domestic resorts	320,972	299,962
MGM China	164,521	—
MGM Macau (50%)(1)	—	61,680
CityCenter (50%)(1)	(18,573)	(5,823)
Other unconsolidated resorts(1)	5,264	7,486
Management and other operations	4,699	609
	$476,883	$363,914

(1) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended March 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$47,098	$—	$—	$23,346	$70,444
MGM Grand Las Vegas	18,349	—	327	18,649	37,325
Mandalay Bay	18,603	—	—	20,211	38,814
The Mirage	14,502	—	13	12,904	27,419
Luxor	9,209	—	—	9,155	18,364
New York-New York	18,697	—	—	5,616	24,313
Excalibur	9,622	—	—	4,557	14,179
Monte Carlo	9,973	—	5	5,018	14,996
Circus Circus Las Vegas	502	—	—	4,639	5,141
MGM Grand Detroit	32,338	—	—	9,901	42,239
Beau Rivage	9,396	—	—	7,654	17,050
Gold Strike Tunica	8,220	—	—	3,360	11,580
Other resort operations	(1,402)	—	(20)	530	(892)
Wholly owned domestic resorts	195,107	—	325	125,540	320,972
MGM China	68,127	—	—	96,394	164,521
CityCenter (50%)	(18,573)	—	—	—	(18,573)
Other unconsolidated resorts	5,264	—	—	—	5,264
Management and other operations	411	—	—	4,288	4,699
	250,336	—	325	226,222	476,883
Stock compensation	(9,332)	—	—	—	(9,332)
Corporate	(48,398)	—	592	10,587	(37,219)
	$192,606	$—	$917	$236,809	$430,332

Three Months Ended March 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$28,814	$—	$—	$25,087	$53,901
MGM Grand Las Vegas	17,568	—	—	19,300	36,868
Mandalay Bay	14,242	—	—	22,202	36,444
The Mirage	18,020	—	28	14,351	32,399
Luxor	10,475	—	—	9,639	20,114
New York-New York	15,283	—	(85)	5,930	21,128
Excalibur	10,948	—	—	5,194	16,142
Monte Carlo	7,965	—	—	5,795	13,760
Circus Circus Las Vegas	(144)	—	—	4,717	4,573
MGM Grand Detroit	33,690	—	103	9,740	43,533
Beau Rivage	1,933	—	39	11,164	13,136
Gold Strike Tunica	6,008	—	—	3,440	9,448
Other resort operations	(2,732)	—	(7)	1,255	(1,484)
Wholly owned domestic resorts	162,070	—	78	137,814	299,962
MGM Macau (50%)	61,680	—	—	—	61,680
CityCenter (50%)	(5,823)	—	—	—	(5,823)
Other unconsolidated resorts	7,486	—	—	—	7,486
Management and other operations	(2,993)	—	—	3,602	609
	222,420	—	78	141,416	363,914
Stock compensation	(9,210)	—	—	—	(9,210)
Corporate	(43,505)	—	13	10,981	(32,511)
	$169,705	$—	$91	$152,397	$322,193

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Adjusted EBITDA	$430,332	$322,193
Property transactions, net	(917)	(91)
Depreciation and amortization	(236,809)	(152,397)
Operating income	192,606	169,705

Non-operating income (expense):
Interest expense	(284,342)	(269,914)
Other, net	(84,442)	(44,245)
	(368,784)	(314,159)

Loss before income taxes	(176,178)	(144,454)
Benefit (provision) for income taxes	(27,129)	54,583
Net loss	(203,307)	(89,871)
Less: net income attributable to noncontrolling interests	(13,946)	—
Net loss attributable to MGM Resorts International	$(217,253)	$(89,871)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Bellagio
Occupancy %	93.0%	90.8%
Average daily rate (ADR)	$231	$225
Revenue per available room (REVPAR)	$215	$205

MGM Grand Las Vegas
Occupancy %	93.5%	90.6%
ADR	$140	$136
REVPAR	$131	$123

Mandalay Bay
Occupancy %	90.0%	89.4%
ADR	$185	$175
REVPAR	$167	$157

The Mirage
Occupancy %	92.7%	93.1%
ADR	$155	$149
REVPAR	$143	$138

Luxor
Occupancy %	90.8%	87.1%
ADR	$89	$93
REVPAR	$81	$81

New York-New York
Occupancy %	94.9%	92.0%
ADR	$110	$109
REVPAR	$104	$100

Excalibur
Occupancy %	87.5%	84.5%
ADR	$72	$74
REVPAR	$63	$63

Monte Carlo
Occupancy %	93.7%	91.9%
ADR	$102	$98
REVPAR	$95	$90

Circus Circus Las Vegas
Occupancy %	76.0%	62.7%
ADR	$54	$58
REVPAR	$41	$36

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011

Aria	$187,832	$225,460
Vdara	21,449	15,406
Crystals	12,327	11,713
Mandarin Oriental	12,701	10,321
Resort operations	234,309	262,900
Residential operations	4,608	8,721
	$238,917	$271,621

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011

Adjusted EBITDA	$28,595	$54,882
Property transactions, net	(2,009)	(18)
Depreciation and amortization	(88,043)	(91,756)
Operating loss	(61,457)	(36,892)

Non-operating income (expense):
Interest expense - sponsor notes	(21,553)	(18,436)
Interest expense - other	(46,042)	(47,057)
Other, net	(7,783)	(22,642)
	(75,378)	(88,135)
Net loss	$(136,835)	$(125,027)

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Aria
Occupancy %	86.4%	85.7%
ADR	$205	$201
REVPAR	$177	$172

Vdara
Occupancy %	81.0%	83.2%
ADR	$163	$159
REVPAR	$132	$132

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended March 31, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(49,181)	$—	$1,995	$65,715	$18,529
Vdara	(4,942)	—	—	10,378	5,436
Crystals	700	—	—	6,406	7,106
Mandarin Oriental	(3,545)	—	—	4,515	970
Resort operations	(56,968)	—	1,995	87,014	32,041
Residential operations	(1,465)	—	—	968	(497)
Development and administration	(3,024)	—	14	61	(2,949)
	$(61,457)	$—	$2,009	$88,043	$28,595

Three Months Ended March 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(12,818)	$—	$—	$67,827	$55,009
Vdara	(7,245)	—	—	10,463	3,218
Crystals	(2,287)	—	—	7,918	5,631
Mandarin Oriental	(4,453)	—	—	4,968	515
Resort operations	(26,803)	—	—	91,176	64,373
Residential operations	(5,591)	—	—	481	(5,110)
Development and administration	(4,498)	—	18	99	(4,381)
	$(36,892)	$—	$18	$91,756	$54,882